UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 20, 2012

TPC Group Inc.

TPC Group LLC

(Exact name of Registrant as specified in its charter)

TPC Group Inc.	Delaware	001-34727	20-0863618
	(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

TPC GroupLLC	Texas	333-173804	74-1778313
	(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

5151 San Felipe, Suite 800, Houston, Texas 77056

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 627-7474

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On December 20, 2012, TPC Group Inc., a Delaware corporation (the “Company”), completed the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated August 24, 2012, by and among the Company, Sawgrass Holdings Inc. (now known as TPC Holdings, Inc. and referred to herein as “Parent”) and Sawgrass Merger Sub Inc. (“Merger Sub”) (as amended, the “Merger Agreement”). Parent and Merger Sub are affiliates of First Reserve Corporation (“First Reserve”) and SK Capital Partners (“SK Capital”) and were formed by First Reserve and SK Capital in order to acquire the Company. Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation in the Merger as a wholly owned subsidiary of Parent.

Item 1.01 Entry into a Material Definitive Agreement.

1.	Senior Secured Asset-Based Revolving Facility

Overview

On December 20, 2012, in connection with the Merger, the Company, Parent and certain of their subsidiaries entered into a credit agreement (the “Senior Secured Asset-Based Revolving Credit Agreement”) and related security and other agreements, with the lenders from time to time parties thereto, Bank of America, N.A., as administrative agent, and the other agents named therein, that provides for a $250 million senior secured asset-based revolving facility with a five-year term.

Availability under the senior secured asset-based revolving facility (the “New ABL Facility”) is subject to a borrowing base. The borrowing base at any time will be equal to the sum of (a) 85% of the value of eligible accounts receivable and (b) the lesser of (1) 80% of the value of eligible inventory and (2) 85% of the net orderly liquidation value of eligible inventory, of the borrowers under the facility at such time, less customary reserves. The New ABL Facility includes a sub-limit for letters of credit and for borrowings on same-day notice, referred to as swingline loans. The Company is the lead borrower under the New ABL Facility and certain domestic subsidiaries of the Company are co-borrowers (or may be designated co-borrowers) on a joint and several basis.

The commitments under the New ABL Facility may be increased, subject only to the consent of the new or existing lenders providing such increases, such that the aggregate principal amount of such increases does not exceed $150 million. The lenders under this facility are under no obligation to provide any such additional commitments, and any increase in commitments will be subject to customary conditions precedent. Notwithstanding any such increase in the facility size, the Company’s ability to borrow under the facility will remain limited at all times by the borrowing base (to the extent the borrowing base is less than the commitments).

Interest Rate and Fees

The loans under the New ABL Facility (the “ABL Loans”) bear interest at a rate equal to, at the borrower’s option, either (i) a LIBOR rate or (ii) a base rate equal to the highest of (a) the federal funds rate plus 0.50%, (b) Bank of America N.A.’s “prime rate” and (c) the one-month LIBOR rate plus 1%, plus, in either case, an applicable margin. The applicable margin with respect to LIBOR borrowings will initially be 1.75% (and may decrease to 1.50% or increase to 2.00% depending on average excess availability) and with respect to base rate borrowings will initially be 0.75% (and may decrease to 0.50% or increase to 1.00% depending on average excess availability).

In addition to paying interest on outstanding principal under the New ABL Facility, the Company is required to pay a commitment fee at an initial rate of 0.500% per annum in respect of the unutilized commitments thereunder. The commitment fee rate may be reduced to 0.375% depending on the amount of excess availability under the New ABL Facility. The Company must also pay customary letter of credit fees and fronting fees for each letter of credit issued.

Prepayments

If at any time the aggregate amount of outstanding loans and letters of credit outstanding under the New ABL Facility exceeds the lesser of (a) the total commitments under the New ABL Facility and (b) the borrowing base, the Company will be required to prepay outstanding ABL Loans and/or cash collateralize outstanding letters of credit in an aggregate amount equal to the amount of such excess, without any reduction of the commitments. Under certain circumstances, if the aggregate amount available under the New ABL Facility is less than the greater of (1) 10.0% of the lesser of (i) the total commitments under such facility and (ii) the borrowing base and (2) $20 million for 5 consecutive business days, or if certain defaults occur, all collateral proceeds collected through the cash management system in favor of the collateral agent will be swept to a collection account and applied daily to repay outstanding loans and cash collateralize letters of credit under the New ABL Facility.

The Company may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding ABL Loans at any time without premium or penalty other than customary “breakage” costs with respect to LIBOR loans.

Guarantee and Security

Pursuant to a Guarantee, dated as of December 20, 2012, among Parent, the Company, the other guarantors party thereto and Bank of America, N.A., as administrative agent and collateral agent (the “ABL Guarantee”), all obligations under the Senior Secured Asset-Based Revolving Credit Agreement are unconditionally guaranteed by substantially all existing and future, direct and indirect, wholly-owned material restricted domestic subsidiaries of the Company, subject to certain exceptions, including, any applicable legal, regulatory or contractual constraints and to the requirement that such guarantee will not cause material adverse tax consequences.

The borrowers under the New ABL Facility are jointly and severally liable for all borrowings and other obligations thereunder. Pursuant to a Pledge and Security Agreement, dated as of December 20, 2012, among Parent, the Company, the subsidiary grantors and Bank of America, N.A., as administrative agent and collateral agent, and any additional borrowers that may become party thereto from time to time (the “ABL Security Agreement”), such obligations and the guarantees of such obligations are secured, subject to permitted liens and other exceptions, by:

•	a first-priority lien on the following:

(a)	accounts receivable, including those arising from the sale of inventory and other goods and services (including related contracts and contract rights, inventory, tax refunds, cash and cash equivalents);

(b)	inventory;

(c)	intercompany notes and intellectual property and other intangible assets to the extent attached to or necessary to sell any of the foregoing;

(d)	deposit and investment accounts (and all cash, checks and other negotiable instruments, funds and other evidences of payment held therein, but not any identifiable proceeds of Notes First Priority Collateral (as defined below));

(e)	to the extent evidencing, governing, securing or otherwise related to any of the foregoing and the other Revolver First Priority Collateral (as defined below), all documents, general intangibles (excluding intellectual property), instruments, investment property (but not stock in subsidiaries or equity interest in any limited liability company or other entity constituting Notes First Priority Collateral), commercial tort claims, letters of credit, supporting obligations and letter of credit rights;

(f)	all loans payable by a grantor to any other grantor to the extent made using proceeds of advances under the New ABL Facility;

(g)	books and records, documents, supporting obligations, chattel paper, instruments, payment intangibles and general intangibles relating to any of the foregoing; and

(h)	all proceeds and products of any or all of the foregoing in whatever form received, in each case above subject to certain qualifications and exclusions (collectively, the “Revolver First Priority Collateral”); and

•	a second-priority lien on assets not constituting Revolver First Priority Collateral subject to certain qualifications and exclusions (the “Notes First Priority Collateral”).

The New ABL Facility requires the Company to establish, within 90 days of the closing date, blocked account agreements or other control arrangements in order to perfect the collateral agent’s security interest in certain deposit accounts.

Certain Covenants and Events of Default

The New ABL Facility contains a number of covenants that, among other things, limit or restrict, subject to certain exceptions, the ability of the Company and certain of its subsidiaries to:

•	incur additional indebtedness;

•	create liens;

•	engage in mergers or consolidations;

•	sell or transfer assets;

•	pay dividends and distributions or repurchase its capital stock;

•	make investments, loans or advances;

•	prepay certain indebtedness;

•	engage in certain transactions with affiliates;

•	designate certain subsidiaries as restricted or unrestricted by the covenants; and

•	change its lines of business.

In addition, at any time when an event of default is continuing or the aggregate amount available under the New ABL Facility is less than the greater of (a) 10.0% of the lesser of (1) the total commitments and (2) the borrowing base and (b) $20 million (or a lesser amount if a significant asset sale has occurred), the Company will be required to maintain a minimum fixed charge coverage ratio of 1.0:1.0.

The New ABL Facility also contains a customary “holding company” covenant that restricts Parent’s ability to take certain actions and contains certain customary additional affirmative covenants, representations and warranties, conditions to making loans, indemnification provisions and events of default, including (subject in certain cases to customary grace and cure periods) material inaccuracy of representations, non-payment of obligations under the New ABL Facility, violation of affirmative and negative covenants, non-payment or acceleration of other material debt, judgment defaults, bankruptcy, ERISA defaults, invalidity of the credit documents (or the assertion by the Parent or a borrower of any such invalidity), change of control and loss of lien perfection or priority.

Certain Relationships

The lenders under the New ABL Facility and their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses.

The foregoing summary of the Senior Secured Asset-Based Revolving Credit Agreement is not complete and is qualified in its entirety by reference to the Senior Secured Asset-Based Revolving Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and os incorporated herein by reference.

2.	Indenture and Senior Secured Notes due 2020

Overview

On December 20, 2012, the Company and the guarantors entered into an indenture (the “Indenture”), dated as of December 20, 2012, with Wells Fargo Bank, National Association, as trustee and collateral agent (the “Trustee”), for the Company’s 8.75% Senior Secured Notes due 2020 (the “Notes”).

Interest

Interest on the Notes is payable semi-annually in cash in arrears on June 15 and December 15 of each year, commencing on June 15, 2013.

Guarantees

The Notes are guaranteed by all of the Company’s existing or future direct and indirect domestic subsidiaries (the “guarantors”) that guarantee obligations under the Company’s New ABL Facility.

Ranking

The Notes will be the Company’s and the guarantees will be the guarantors’ senior secured obligations and will rank senior in right of payment to all of the Company’s and the guarantors’ future debt that is expressly subordinated in right of payment to the Notes, and will rank equally in right of payment with all the Company’s and the guarantors’ existing and future liabilities that are not so subordinated, including the New ABL Facility. The Notes and the guarantees will be structurally subordinated to all existing and future liabilities and preferred stock of any of our subsidiaries that do not guarantee the notes, effectively senior to the Company’s and the guarantors’ indebtedness that is unsecured or that is secured by junior liens to the extent of the value of the assets securing the Notes and the guarantees, and effectively junior to the Company’s New ABL Facility to the extent of the value of the assets that secure the Company’s New ABL Facility on a first-priority basis.

Security

The Notes and the guarantees will be secured on a first-priority basis by substantially all of the Company’s and the guarantors’ assets (in each case, other than the Company’s and the guarantors’ assets that secure our New ABL Facility on a first-priority basis as described herein), subject to certain exceptions and permitted liens. Subject to certain exceptions and permitted liens, the Notes and the guarantees will also be secured on a second-priority basis by the Company’s and the guarantors’ assets that secure our New ABL Facility on a first-priority basis.

Optional Redemption

The Notes will be redeemable on or after December 15, 2016 at the redemption prices specified in the Indenture. Prior to December 15, 2016, the Company may redeem the Notes, in whole or in part, at a “make-whole” redemption price described in the Indenture. The Company may redeem up to 35% of the Notes prior to December 15, 2015 with the cash proceeds from certain equity offerings, at a price equal to 108.750% of the aggregate principal amount of the Notes, plus accrued and unpaid interest. During each 12-month period commencing one year after the issue date and ending on or prior to December 15, 2016, the Company may also redeem up to 10% of the aggregate principal amount of the Notes, at a price equal to 103% of the aggregate principal amount of the Notes, plus accrued and unpaid interest. In addition, upon the occurrence of certain events constituting a change of control, the Company may be required to make an offer to repurchase the Notes at a price equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, if any.

Covenants and Events of Default

The Indenture contains covenants limiting, among other things, the Company’s ability and the ability of its restricted subsidiaries to (subject to certain exceptions):

•	incur additional debt, issue disqualified stock or issue certain preferred stock;

•	pay dividends on or make certain distributions and other restricted payments;

•	create certain liens or encumbrances;

•	sell assets;

•	enter into transactions with affiliates;

•	limit ability of restricted subsidiaries to make payments to the Company;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets; and

•	designate the Company’s subsidiaries as unrestricted subsidiaries.

The Indenture also provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the Notes to be due and payable.

The foregoing summary of the Indenture is not complete and is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

3.	Tender Offer; Supplemental Indenture Relating to Existing Notes Indenture

In connection with the Merger, TPC Group LLC commenced a cash tender offer and consent solicitation on November 15, 2012 for any and all of its $350.0 million aggregate principal amount of 8.25% Senior Secured Notes due 2017 (the “Existing Notes”). The tender offers and consent solicitations expired at 8:00 a.m., New York City time, on December 20, 2012 (the “Expiration Date”).

On the Expiration Date, TPC Group LLC accepted tenders for all the Existing Notes validly tendered in the tender offer, which represented approximately [99.98]% of the outstanding principal amount of the Existing Notes. Payment of the tender offer consideration, the applicable consent payments and accrued and unpaid interest to, but excluding December 20, 2012, in the aggregate amount of approximately $396 million was made on December 20, 2012.

In connection with the Merger and the consent solicitations, the indenture relating to the Existing Notes (the “Existing Notes Indenture”) was amended and supplemented pursuant to the First Supplemental Indenture, dated as of December 20, 2012 (the “Supplemental Indenture”) to eliminate most of the restrictive covenants, collateral provisions and certain of the events of default and to modify the covenants regarding consolidations and mergers contained in such Existing Notes Indenture.

The foregoing summary of the Supplemental Indenture is not complete and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On December 20, 2012, in connection with the Merger, TPC Group LLC repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment under the Amended and Restated Revolving Credit Agreement dated as of April 29, 2010 among TPC Group LLC and the other borrowers named therein, as Borrowers, TPC Group LLC, as Funds Administrator, various lending institutions, as Lenders, Deutsche Bank Trust Company Americas, as Administrative Agent, Deutsche Bank Trust Company Americas and Wells Fargo Capital Finance LLC as Co-Collateral Agents, and Deutsche Bank Trust Company Americas, as Collateral Agent (incorporated herein by reference to Exhibit 4.5 to TPC Group

Inc.’s Current Report on Form 8-K filed May 3, 2010) (the “Prior Credit Facility”) and terminated the Prior Credit Facility. The remaining obligations of TPC Group LLC under the Prior Credit Facility generally are limited to certain remaining contingent indemnification obligations under such facility. Interest rates for borrowings under the Prior Credit Facility were based on market rates. Borrowings under the credit agreement governing the Prior Credit Facility bore interest, at TPC Group LLC’s option, at the administrative agent’s base rate from time to time or the applicable LIBOR rate plus an applicable percentage depending upon TPC Group LLC’s consolidated debt to consolidated EBITDA (as defined in the credit agreement governing the Prior Credit Facility). The credit agreement governing the Prior Credit Facility contained customary covenants and also contained customary events of default.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the introductory note, 3.01, 5.01 and 5.02 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Sections 1 and 2 of Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Following the closing of the Merger, the Company notified the NASDAQ Stock Exchange on December 20, 2012 that each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) had been cancelled and automatically converted into the right to receive $45.00 per share in cash, less any applicable withholding taxes and without interest (other than shares owned by Parent, Merger Sub or any other subsidiary of Parent and Common Stock owned by the Company in treasury or by any direct or indirect wholly owned subsidiary of the Company). The Company requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. Trading of the Common Stock on the NASDAQ Stock Market was suspended after the closing of trading on December 20, 2012. The Company intends to deregister the Common Stock with the SEC under Section 12(b) of the Exchange Act and to suspend the reporting obligations of the Company with respect to the Common Stock under Sections 13(a) and 15(d) of the Exchange Act by filing a Form 15 with the SEC promptly after the Form 25 becomes effective. TPC Group LLC intends to suspend the reporting obligations of the Company with respect to the Existing Notes under Sections 13(a) and 15(d) of the Exchange Act by filing a Form 15 with the SEC.

Item 3.03 Material Modification to Rights of Security Holders.

On December 20, 2012, pursuant to the terms of the Merger Agreement, each outstanding share of Common Stock of the Company (other than shares owned by Parent, Merger Sub or any other subsidiary of Parent and Common Stock owned by the Company in treasury or by any direct or indirect wholly owned subsidiary of the Company) was cancelled and converted into the right to receive $45.00 per share in cash, less any applicable withholding taxes and without interest.

Except as otherwise agreed between Parent and a holder thereof, on December 20, 2012, each outstanding option to purchase shares of common stock and each stock appreciation right, or SAR, granted under the Company’s equity plans, whether or not vested or exercisable, became fully vested and exercisable and, at the effective time of the Merger, was canceled and converted into the right to receive an amount in cash equal to the product of the total number of shares of common stock subject to the option or SAR, as applicable, multiplied by the amount, if any, by which $45.00 exceeds the exercise price or grant price, as applicable, per share under the option or SAR, as applicable, less any applicable withholding taxes and without interest.

On December 20, 2012, each outstanding share of restricted stock granted under the Company’s equity plans became fully vested and no longer subject to any restrictions, and will be considered a share of common stock under the Merger Agreement entitling the holder to the per share merger consideration less any applicable withholding taxes and without interest.

Except as otherwise agreed between Parent and a holder thereof, on December 20, 2012, each outstanding restricted stock unit, or RSU, granted under the Company’s equity plans, whether or not vested, became fully vested and, at the effective time of the Merger, was canceled and converted into the right to receive an amount in cash equal to the product of the total number of shares of common stock subject to such RSU multiplied by $45.00, less any applicable withholding taxes and without interest.

On December 20, 2012, each outstanding performance share unit, or PSU, granted under the Company’s equity plans, to the extent not already vested, became vested, and was canceled and converted into the right to receive an amount in cash equal to the product of the number of such vested shares of common stock, if any, subject to such PSU multiplied by $45.00, less any applicable withholding taxes and without interest. A portion of the after-tax amount payable to any such holder of PSUs is conditioned on the holder’s agreement to use such amount to acquire equity securities of Parent or one of its affiliates on pricing terms consistent with the equity commitment letters executed by affiliates of First Reserve and SK Capital.

The foregoing summary describes certain provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the Merger Agreement and the amendment thereto, which are attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 27, 2012 and Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 8, 2012, respectively.

Item 5.01 Changes in Control of Registrant.

On December 20, 2012, Parent consummated the acquisition of the Company through the Merger of Merger Sub with and into the Company. The Company is the surviving corporation in the Merger and, as a result thereof, is a wholly-owned subsidiary of Parent.

The aggregate purchase price paid for all equity securities of the Company was approximately $718 million. The aggregate purchase price and related fees and expenses were funded by the private offering of debt securities referred to in Item 1.01 above, as well as by equity financing from First Reserve and SK Capital, and available cash from the Company’s balance sheet.

The information set forth under Items 2.01, 3.01 and 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, each of the members of the Company’s board of directors prior to the Merger voluntarily resigned from the Company’s board of directors effective as of the filing of the Certificate of Merger with the office of the Secretary of State of the State of Delaware (the “Effective Time”). Pursuant to the terms of the Merger Agreement, each of Neil A. Wizel and John A. Norris, Jr., the directors of Merger Sub immediately prior to the Effective Time, became the directors of the Company following the Effective Time. Immediately following the Effective Time, the following additional individuals were appointed to the Company’s board of directors: Michael T. McDonnell, Barry B. Siadat and Timothy H. Day. Each director is to serve in accordance with the Amended and Restated Bylaws of the Company, until his successor is elected and qualified or until his earlier resignation or removal.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated August 24, 2012 among TPC Group Inc., Sawgrass Holdings Inc. and Sawgrass Merger Sub Inc. (incorporated by reference to the Current Report on Form 8-K filed August 27, 2012).

2.2	Amendment No. 1 to the Agreement and Plan of Merger among TPC Group Inc., Sawgrass Holdings Inc. and Sawgrass Merger Sub Inc. dated November 7, 2012 (incorporated by reference to the Current Report on Form 8-K filed November 8, 2012).

10.1	Credit Agreement, dated as of December 20, 2012, among TPC Group Inc., TPC Holdings, Inc., certain of their subsidiaries, the lenders from time to time parties thereto, Bank of America, N.A., as administrative agent, and the other agents named therein.

10.2	Indenture, dated as of December 20, 2012, among TPC Group Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee and collateral agent.

10.3	First Supplemental Indenture, dated as of December 20, 2012, among TPC Group LLC, a Texas limited liability company, the guarantors party thereto, Wilmington Trust Company, as trustee and Deutsche Bank Trust Company Americas, as collateral agent, paying agent, registrar and authentication agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPC Group Inc.

Date: December 26, 2012

	By:	/s/ Rishi A. Varma
Rishi A. Varma
Vice President, General Counsel and Secretary

TPC Group LLC

Date: December 26, 2012

	By:	/s/ Rishi A. Varma
Rishi A. Varma
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated August 24, 2012 among TPC Group Inc., Sawgrass Holdings Inc. and Sawgrass Merger Sub Inc. (incorporated by reference to the Current Report on Form 8-K filed August 27, 2012).

2.2	Amendment No. 1 to the Agreement and Plan of Merger among TPC Group Inc., Sawgrass Holdings Inc. and Sawgrass Merger Sub Inc. dated November 7, 2012 (incorporated by reference to the Current Report on Form 8-K filed November 8, 2012).

10.1	Credit Agreement, dated as of December 20, 2012, among TPC Group Inc., TPC Holdings, Inc., certain of their subsidiaries, the lenders from time to time parties thereto, Bank of America, N.A., as administrative agent, and the other agents named therein.

10.2	Indenture, dated as of December 20, 2012, among TPC Group Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee and collateral agent.

10.3	First Supplemental Indenture, dated as of December 20, 2012, among TPC Group LLC, a Texas limited liability company, the guarantors party thereto, Wilmington Trust Company, as trustee and Deutsche Bank Trust Company Americas, as collateral agent, paying agent, registrar and authentication agent.